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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
WorldCom, Inc.:

We consent to incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of WorldCom, Inc. of our report dated February 18, 1998, relating to the consolidated statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 1997 of Brooks Fiber Properties, Inc. and subsidiaries, which report appears in WorldCom, Inc.'s Form 10-K for the year ended December 31, 1999 and to the reference to our firm in this registration statement under the heading "Experts."


                                       KPMG LLP

St. Louis, Missouri
May 11, 2000